EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Graham Corporation
We consent to the incorporation by reference in Registration Statement No. 333-00401 and Post-Effective Amendment No. 1 to Registration Statement No. 33-82432 on Forms S-3 and Registration Statement Nos. 2-83432, 2-82265, and 333-113426 on Forms S-8 of our reports dated June 6, 2006, relating to the consolidated financial statements and consolidated financial statement schedule of Graham Corporation and subsidiaries appearing in this Annual Report on Form 10-K of Graham Corporation and subsidiaries for the year ended March 31, 2006.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Rochester, New York
June 6, 2006